UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 12, 2019

Alpine 4 Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

855-777-0077 ext 801
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.07    Submission of Matters to a Vote of Security Holders.

On July 12, 2019, Alpine 4 Technologies Ltd., a Delaware corporation (the “Company”), closed the voting period in connection with a proposed amendment to the Company's Certificate of Incorporation to create a new class of common stock titled Class C Common Stock, for which the Board of Directors solicited votes by written consent (the “Written Consent”). In connection with the Written Consent, the Company's Board of Directors had approved an Amended and Restated Certificate of Incorporation to change the capital structure of the Company, and recommended the amendment to the shareholders of the Company.  On July 12, 2019, the shareholders approved the filing of the Amended and Restated Certificate of Incorporation to change the capital structure of the Company.

On June 14, 2019, the Company's Board of Directors has unanimously adopted a resolution to amend and restate the Company's Certificate of Incorporation as amended to date (the “Amendment”) to create a new class of common stock, the Class C Common Stock, and to make certain other changes to the capital structure of the Company, and approving the Amendment and recommending it to the shareholders of the Company for their approval.  In lieu of holding a meeting, the Board of Directors determined to permit the Company's shareholders to vote by written consent.

The Company filed a preliminary proxy statement in connection with the Amendment on June 14, 2019, amendments to the preliminary proxy statement on June 21 and 24, 2019, and a Definitive Proxy Statement on June 28, 2019.  The Company began sending the Definitive Proxy Statement to all of its shareholders on or about June 28, 2019.  The period for providing written consents ran from the date of the filing of the Definitive Proxy Statement through July 8, 2019.

The record date for voting on the Amendment was June 18, 2019. As of the record date, the Company had 42,057,061 shares of Class A Common Stock, par value $0.0001, issued and outstanding and 5,000,000 shares of Class B Common Stock, par value par value $0.0001, issued and outstanding.  The Class B Common Stock votes with the Company's Class A Common Stock. Pursuant to the terms of the Company's Certificate of Incorporation as amended to date, the holders of the outstanding Series B Preferred Stock were entitled to a total of 50,000,000 votes on the Amendment, for a total voting power of 92,057,061 total votes entitled to be cast on the proposal.

The votes cast on the Amendment were as follows:

Class A Votes For	7,539,799
Class A Votes Against	399,337
Class A Votes Abstaining	100
Class B Votes For	50,000,000
Class B Votes Against	0
Class B Votes Abstaining	0
Total Votes Cast For	57,539,799
Total Votes Cast Against	399,337
Total Votes Abstaining	100

Approximately 63% of the total outstanding votes entitled to be cast on the Amendment were voted, both FOR, AGAINST, and ABSTAIN, and of the shares of Class A and Class B common stock voted, approximately 99.31% of the votes were cast in favor of the Amendment.

The Company's Board of Directors plans to take required steps to file the Certificate of Amendment with the Secretary of State of Delaware, and to take other actions necessary for the creation of the Class C Common Stock, and to take other such actions as described in the Company's Definitive Proxy Statement.

As noted in the Proxy, one of the primary reasons for the creation of the Class C Common Stock was for the Company to be able to issue it as a dividend to its shareholders of record as of July 12, 2019 and also to help attract and retain key employees.   As of the dividend record date, July 12, 2019 there were 70,975,931 Class A Common Shares outstanding, which would result in the issuance of approximately 7,097,593 shares of Class C Common Stock as the dividend, once the Company completes the creation of the Class C Common Stock. The steps required to create the Class C Common Stock include the following: filing the Certificate of Amendment with the State of Delaware; completing the regulatory approval process with FINRA; and lodging the shares of Class C Common Stock with our transfer agent, VStock Transfer. It is estimated that this process will take 45 days to complete, but there can be no guarantee of how long it may take to complete.   The Class C Common Shares will be held in restricted book form with our transfer agent.  It may be possible to lodge this restricted stock with your brokerage, but it will depend on the brokerage firm to accept restricted stock certificates. Each shareholder will need inquire with their brokerage firm regarding this matter.

As for the Class C Common dividend shares issued to shareholders who hold their Class A Common Stock in brokerage accounts, it is management’s understanding that The Depository Trust Company will provide the Company with instructions on how to transfer such dividend shares entitlement directly into the participant (brokerage/clearing firms) name.  Typically, some brokerage firms in turn will transfer into their clients’ names (i.e. the names of the actual beneficial holders).  The Company has no control over the actions of the brokerage firms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

 Date: July ___, 2019